UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2011

ANTS SOFTWARE INC.
(Exact name of registrant as specified in charter)

Delaware	000-16299	13-3054685
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Cambridge Square,
Suite F
Alpharetta, Georgia 30009
 (Address of principal executive offices / Zip Code)

 (856) 914-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 3.02.    Unregistered Sales of Equity Securities.

On October 13, 2011, ANTs software inc. (“ANTs” or the “Company”) issued seventeen million, six hundred and four thousand and fifty two (17,604,052) shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to Ironridge Global Technology, a division of Ironridge Global IV, Ltd. (“Ironridge”) in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof.

The shares issued to Ironridge were issued pursuant to a Stipulation for Settlement of Claims (the “Stipulation”) filed by the Company and Ironridge in the Superior Court for the State of California, County of Los Angeles (Case No. BC469712) on October 12, 2011 in settlement of claims purchased by Ironridge from certain creditors of the Company in the aggregate amount equal to $741,836.12 (the “Claim Amount”), plus interest, attorneys fees and costs.  Pursuant to the Stipulation, the Company was required to issue and deliver 17,604,052 shares of Common Stock (the “Initial Issuance”), including 1,604,052 shares of Common Stock held by Ironridge that were delivered on July 20, 2011 and previously reported on the Company’s Current Report on Form 8-K, filed on August 2, 2011.  Ironridge will ultimately be entitled to retain a number of shares of Common Stock (the “Final Amount”) that is equal to (a) 1,500,000 shares of Common Stock, plus (b) that number of shares of Common Stock with an aggregate value equal to (i) the sum of the Claim Amount plus a transaction fee of $37,092 and reasonable attorneys fees, (ii) divided by seventy percent (70%) of the volume weighted average price (“VWAP”) as reported by Bloomberg over a period of time beginning on the date on which Ironridge receives the Initial Issuance and ending on the date on which the aggregate trading volume of the Company’s common stock exceeds $3,100,000.00 (such period being the “Calculation Period”).  For every million shares that trade during the Calculation Period, or if any time during the Calculation Period a daily VWAP is below 80% of the closing price of the Company’s Common Stock on the day before the date of the Initial Issuance, Ironridge has the right to cause the Company to immediately issue to Ironridge additional shares of Common Stock (each, an “Additional Issuance”) (provided, however, that at no time may Ironridge and its affiliates collectively own more than 4.99% of the total number of shares of Common Stock  outstanding).  At the end of the Calculation Period, (a) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall immediately issue additional shares to Ironridge so that the total issuance is equal to the Final Amount and (b) if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, Ironridge will return any remaining shares to the Company for cancellation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2011		ANTs software inc.

	By: /s/	Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer